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                                                                    Exhibit 10.1


                          SUCCESSION PLAN AND AGREEMENT


         THIS SUCCESSION PLAN AND AGREEMENT ("Agreement") is entered into and effective as of the 12th day of October, 1999, by and among ALFONSO J. CERVANTES, JR. as well as any corporation, partnership, limited liability company or any other entity controlled by Cervantes or his Spouse including Trilogy Capital Group, Inc. ("Cervantes"), JUDITH CERVANTES ("Spouse"), ROBERT
J. FRIEDLAND ("Friedland"), GARY PLAYER DIRECT, INC. ("GPD"), its subsidiaries RHINO MARKETING, INC., G.P. DIRECT, INC., DIGITAL-GOLF.COM, INC. AND GRAN PRIX MARKETING, INC. (collectively, the "Subsidiaries"), THOMAS P. GALLAGHER, GALLAGHER, BRIODY & BUTLER, WILLIAM S. SCHULER, RITCH GAITI, JEFFREY LEACH and ROY TASHI as principal of LAVA INVESTMENTS LIMITED (the "Shareholder Group" inclusive of Gallagher, Briody & Butler notwithstanding the fact that they are not shareholders), GARY PLAYER GOLF EQUIPMENT and THE GARY PLAYER GROUP, (collectively, Gary Player Golf Equipment Company and The Gary Player Group shall be referred to as "Player"), GARY D. KUCHER ("Kucher"), J. PAUL BAGLEY ("Bagley"), and STONE PINE VENTURE LENDING, LLC and its affiliated companies ("Stone Pine").

                                    RECITALS

         A. Cervantes has been employed as an officer of GPD pursuant to a written employment agreement between Cervantes and Golf One Industries, Inc. dated May 31, 1998 as amended (the "Employment Agreement"), and served on its Board of Directors.

         B. On or about May 22, 1998, Golf One Industries, Inc. and Cervantes entered into an Indemnification Agreement (the "Indemnification Agreement") which Indemnification Agreement shall survive the execution and delivery of this Agreement. On or about May 22, 1998, Golf One Industries, Inc. and Friedland entered into an Indemnification Agreement (the "Friedland Indemnification Agreement) which Friedland Indemnification Agreement shall survive the execution and delivery of this Agreement except as provided herein.

         C. On or about March 26,1999, Golf One Industries, Inc. merged with and into Grafix Corporation and in connection therewith, Grafix Corporation changed its name to Gary Player Direct, Inc. and the Employment Agreement was assumed by Gary Player Direct, Inc.

         D. As of the effectiveness of this Agreement, GPD has terminated Cervantes' employment without cause.

         E. A Special Meeting of the Board of Directors of GPD was held on October 12, 1999 (the "Board Meeting") appointing Thomas P. Gallagher, Marc B. Player and Pam Campbell to GPD's and the Subsidiaries Boards of Directors. This Agreement was approved at the Board Meeting.


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         F. Cervantes has served as a Director of Golf One Industries and GPD since 1995 and in connection with the execution of this Agreement has agreed to resign from the Boards of Directors of GPD and the Subsidiaries on the effectiveness of this Agreement.

         G. Robert J. Friedland has served as a Director of Golf One Industries and GPD since July of 1996 and in connection with the execution of this Agreement has agreed to resign from all of his offices (if any) and director positions with GPD and the Subsidiaries on the effectiveness of this Agreement.

         H. In order to effect a smooth transition for the sake of GPD, the parties desire to enter into an amicable resolution relating to the end of the employment relationship between GPD and Cervantes.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth below, and intending to be legally bound thereby, the parties agree as follows:

         1. Cervantes and Friedland confirm that they have conducted a Special Meeting of the Board of Directors of GPD (the "Board Meeting") on October 12, 1999 with the minutes of said Board meeting attached as Exhibit 3.0 appointing the new directors of GPD and the Subsidiaries, which Cervantes and Friedland attended as their last acts as a member of GPD's and the Subsidiaries' Boards of Directors, which actions shall be effective as of the effectiveness of this Agreement. At the Board Meeting (i) Thomas Gallagher, Marc B. Player and Pam Campbell were appointed to fill vacancies on the Board; (ii) the Board of Directors appointed Gallagher as Interim Chairman of the Board; (iii) the Board of Directors approved this Agreement, with Cervantes and Friedland abstaining; and (iv) the Board of Directors approved the indemnification agreements for the appointed directors and officers of GPD and the Subsidiaries.

         2. Cervantes hereby resigns as a Director of GPD and the Subsidiaries and tenders his resignations from any committees to which he was appointed as of the effectiveness of this Agreement. This Agreement shall be deemed effective as of the termination of the Board of Directors Meeting referenced in Section 1.0 above.

         3. Friedland hereby resigns as a Director of GPD and the Subsidiaries and tenders his resignations from any committees to which he was appointed as of the effectiveness of this Agreement.

         4. GPD represents and warrants that there is a director and officer insurance policy in full force and effect (with all premiums paid) as of the effective date of this Agreement with Genesis Insurance Company with a coverage limit of $1,000,000 and a deductible limit of $50,000 non-SEC related and $100,000 security related.

         5. GPD hereby terminates Cervantes' employment without cause as of the effectiveness of this Agreement.



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         6. GPD and Cervantes mutually agree that the Indemnification Agreement shall remain in full force and effect. In addition, Cervantes represents and warrants that he, his Spouse and any other entity controlled by them beneficially own, as defined in Section 13(d) of the Securities Exchange Act of 1934, such shares of common stock of the Company as set forth in Exhibit 6.0.
Exhibit 6.0 also describes the consideration paid for each of the shares set forth on Exhibit 6.0. Cervantes and GPD agree that the Indemnification Agreement shall not cover any claims made under this Agreement. GPD shall engage counsel,as soon as possible following the execution of the Agreement, and upon payment of the legal fees to issue a legal opinion to the effect that upon issuance of the 90,000 shares set forth in Exhibit 6.0 to Cervantes (the "Post-Agreement Shares"), such shares will be validly issued, fully paid and non-assessable shares of GPD. The issuance of the Post-Agreement Shares shall be conditioned upon the receipt of the legal opinion referenced above. GPD will promptly provide to such counsel such officer certificates as is typically required by counsel in connection with rendering such an opinion, including a certified copy of the Board resolution (if any) authorizing the issuance of such shares for prior services rendered by Cervantes as a director. Exhibit 6.1 contains a listing of threatened or pending litigation and is inserted for informational purposes only.

         7. Cervantes acknowledges that he has been paid all salary due and accrued through September 30, 1999. The balance of unpaid salary through the effective date of this Agreement shall be paid out of the first equity financing received by GPD, but in no event no later than November 30, 1999.

         8. Messrs. Gallagher, Marc B. Player, Pam Campbell and Carl L.Casareto and GPD shall enter into Indemnification Agreements for the benefit of Messrs. Gallagher, Player and Casareto and Ms. Campbell for serving in their roles as directors and/or officers of GPD.

         9. Except as provided below, Cervantes hereby delivers any property of GPD, including but not limited to any cell phones, pagers or corporate credit cards of GPD, in his possession. Cervantes hereby agrees to be taken off any and all corporate accounts as an authorized agent or signatory and shall execute such documents necessary to effectuate such release. Cervantes agrees that attorneys' fees incurred by him in connection with the negotiation of this Agreement are his sole responsibility. GPD will forward to Cervantes all of his personal effects. Cervantes acknowledges that all files relating to the business of GPD or about golf equipment production or internet marketing are the files of GPD and that he has no right to any such files or the copies thereof. Upon the effectiveness of this Agreement, Cervantes recognizes, agrees and acknowledges that he has no further authority whatsoever to sign any contracts, agreements, documents, checks, purchase orders or make any representations whatsoever that he has authority to bind in any manner whatsoever GPD or the Subsidiaries to any contracts, agreements or commitments. Cervantes agrees to cooperate with GPD to the extent necessary in communicating the terms of this Succession Plan and Agreement with any banks, vendors, creditors or third parties. Cervantes, at his own cost and expense, may make copies of all business records that were either addressed to him or authored by him and shall be entitled to have access to and make copies of any other records of GPD and the Subsidiaries in connection with Cervantes' review of his expense reports and in defending any actions or claims against him including, without limitation, any claims by third party vendors or claims by any creditors with respect to obligations which Cervantes has guaranteed. In addition,



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Cervantes agrees to cooperate in the defense of any pending litigation against
GPD and/or the Subsidiaries with such compensation to be agreed by GPD and Cervantes in advance including payment of any out-of-pocket expenses including travel for attending any depositions or legal proceedings involving GPD and/or the Subsidiaries. GPD's counsel will represent Cervantes at any depositions that he is required to attend on behalf of GPD and/or the Subsidiaries or GPD will assume the cost of his attorney's fees if GPD's counsel cannot represent him. Cervantes shall be entitled to retain the personal home computer, personal fax machine, Palm Pilot computer and laptop computer by paying GPD $1,000 for this equipment with such payment to be made by the and offset against any unpaid expenses or salary due and owing to Cervantes under this Agreement. GPD acknowledges and agrees that Cervantes has previously received and may retain certain golf clubs manufactured by GPD and the Subsidiaries.

         10. Cervantes and GPD agree that any expenses incurred by Cervantes and paid for by GPD or the Subsidiaries before the date of this Agreement (the "Pre-Agreement Expenses") that were not reasonably in furtherance of a valid corporate business purpose of GPD (taking into consideration Cervantes' Employment Agreement and the then existing policies of the Board of Directors of GPD or their Subsidiaries) will be a personal obligation of Cervantes and not an obligation of GPD or the Subsidiaries. GPD and the Subsidiaries acknowledge that GPD and the Subsidiaries cannot challenge the actual amount of a charge so long as it is reasonably in furtherance of a valid business purpose of GPD. GPD and the Subsidiaries shall have a period of ninety (90) days from and after the effective date of this Agreement to review any Pre-Agreement Expenses. In the event that GPD or the Subsidiaries do not challenge any Pre-Agreement Expenses within this ninety (90) day period, neither GPD nor the Subsidiaries shall institute any action to challenge such Pre-Agreement Expenses. In the event that GPD or the Subsidiaries challenge Pre-Agreement Expenses, GPD and the Subsidiaries shall notify Cervantes in writing and Cervantes shall have a period of seven (7) days following written notice of such challenge to correct, agree or reject any challenge in whole or in part. Once GPD and the Subsidiaries are in receipt of Mr. Cervantes' objection, they shall have seven (7) days to review the objection of Mr. Cervantes. In the event that Cervantes, GPD or the Subsidiaries cannot resolve the issue of the Pre-Agreement Expenses, the two parties shall each select an arbiter and the arbiters shall select a third arbiter with the decision of the arbiters being binding upon GPD, the Subsidiaries and Cervantes. In the event that the arbiters' decision is that Cervantes was not entitled to all or any part of Pre-Agreement Expenses and Cervantes is responsible to repay more than $2,500.00 to GPD or the Subsidiaries, Cervantes shall have the option to execute a promissory note agreeing to reimburse GPD or the Subsidiaries for the refundable Pre-Agreement Expenses with such note to bear interest at 7.5% per annum and be due and payable two (2) years from its issuance date and GPD and the Subsidiaries agree that they shall bring no action against Cervantes with respect to the Pre-Agreement Expenses unless there is a default under the note. GPD and the Subsidiaries agree that this is their sole remedy against Cervantes with respect to recovery of Pre-Agreement Expenses, and agree not to bring any action or claim against Cervantes except for breach of the note. With respect to those expenses that have been incurred but not yet paid as of the effective date of this Agreement (the "Post-Agreement Expenses"), GPD, the Subsidiaries as well as Cervantes agree that they shall be resolved by October 26, 1999 with a partial payment being made on the date hereof of $10,000. In the event that the Post-Agreement Expenses cannot be mutually resolved, the arbitration process outlined above will also be utilized with GPD and the Subsidiaries obligated to notify Cervantes by October 26, 1999



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that they object in whole or in part to the Post-Agreement Expenses identifying those expenses to which it objects. Any expenses to which they do not object by 5:00 P.M. California time on October 26, 1999 shall be deemed accepted by GPD and shall be paid immediately. If Cervantes desires to make a claim for the expenses objected to by GPD, he shall notify GPD within seven (7) days of receipt of the objection notice, in which event GPD and Cervantes will attempt to reach a resolution of the issue. In the event that Cervantes, GPD or the Subsidiaries cannot resolve the issue of the Post-Agreement Expenses, the parties shall then utilize the arbitration procedure outlined above for the Pre-Agreement Expenses. In the event that the arbiters determine that Cervantes was entitled to all or any portion of the Post-Agreement Expenses, they shall be paid immediately. GPD shall pay Cervantes' hotel bill from the effectiveness of this Agreement until October 31, 1999.

         11. Player hereby acknowledges that a certain License Agreement between Player and GPD whereby GPD was granted a 20-year exclusive right to use the name and likeness of Gary Player and ancillary marks in North America in connection with the manufacture, marketing, distribution and exploitation of golf clubs, accessories and apparel is in default as of the date hereof but shall be amended and will be in full force and effect within seven (7) business days of the effective date of this Agreement pursuant to such amendment, a copy of which amended License Agreement will be attached hereto as Exhibit 11.0 and currently is subject to certain claims of Player for unpaid royalties and license fees as described on Exhibit 11.1. In addition, Player agrees and acknowledges that the Asset Purchase Agreement entered into between GPD and Player is in default as of the date hereof but the provisions of such Asset Purchase Agreement shall be amended to provide, among other things, an extension of the Asset Purchase Agreement for a period of sixty (60) days from and after the date hereof and will be in full force and effect within seven (7) business days of the effective date of this Agreement pursuant to such amendment and in connection with the execution of this Agreement, which amended Asset Purchase Agreement is attached hereto as Exhibit 11.2. Player hereby agrees to permit Pam Campbell and Marc B. Player to serve on the Board of Directors of GPD on an interim basis or for a full term of office if they are elected by the shareholders of GPD.

         12. Cervantes and GPD agree that Cervantes' Employment Agreement is being terminated by GPD without cause, provided, however, Cervantes agrees not to pursue or institute any action for termination without cause or otherwise under the Employment Agreement unless GPD or any Subsidiary institutes an action against Cervantes (other than an action for breach of this Agreement or any claim relating to embezzlement of GPD corporate funds or assets). In addition, neither GPD and the Subsidiaries nor Cervantes and his Spouse, may make any claim against the other for any matter pertaining to employment or directorship after the second anniversary of the effective date of this Agreement (excluding claims under the Indemnification Agreement and claims under this Agreement including claims Cervantes may have pursuant to obligations of GPD or its Subsidiaries guaranteed by Cervantes). In the event that one party to this Agreement institutes an action against another party the two year limitation referenced in the immediately preceding sentence shall not apply to the party who has been the subject of such action or proceeding.

         13. The parties hereto shall not disparage or make any statements of a negative nature regarding any of the parties to this Agreement and shall be supportive of GPD and its Subsidiaries in its efforts to effectuate this Succession Plan and Agreement outlined herein. No party may issue



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a press release announcing or describing this Agreement or the succession plan without the prior approval of GPD and Cervantes, which approval will not be unreasonably withheld.

         14. Cervantes shall advise GPD in writing whether he chooses to exercise his COBRA rights (if any) within thirty (30) days of the date hereof.

         15. The Shareholder Group, Bagley, Stone Pine, Kucher and Player hereby release, remise and forever discharge Cervantes, his Spouse, Friedland and their assigns of and from any and all existing manner of claims, damages, demands, obligations, causes of action or rights of action or claims for relief whether known or unknown at the time of the execution of this Agreement (except for any breach of this Agreement) which the Shareholder Group, Bagley, Stone Pine, Kucher and Player, may have, had or may come to have against Cervantes, his Spouse or Friedland from the beginning of the world to the date of these presents. The Shareholder Group, Bagley, Stone Pine, Kucher and Player forever covenant and agree not to commence any legal or equitable proceeding against Cervantes, his Spouse or Friedland in connection with Cervantes' or Friedland's affiliation with GPD. The within releases in this Section 15 and covenant not to sue shall also apply to any corporation (except for GPD and the Subsidiaries), partnership, limited liability or other entity controlled by the Shareholder Group, Bagley, Stone Pine, Kucher and Player.

         16. The releases contained herein by the Shareholder Group, Bagley, Stone Pine, Friedland, Kucher and Player shall not include any release of Cervantes of any monies owed by Cervantes to the parties to this Agreement other than GPD and the Subsidiaries as set forth on Exhibit 16.0.

         17. GPD and the parties hereto agree and acknowledge that GPD and the parties hereto shall not raise any objection to the sale by Cervantes of any common stock of GPD that he legally and rightfully owns provided Cervantes complies with all Federal and State securities laws applicable to such sales. GPD shall instruct its counsel to handle any matters with the GPD transfer agent in order to effectuate any such sales. Notwithstanding anything to the contained in this Agreement to the contrary, Cervantes recognizes and acknowledges that the Company has an extreme working capital deficit and liquidity crisis and that the sale of all the shares on any one occasion may jeopardize GPD's ability to raise critical capital. Accordingly, Cervantes agrees that he shall not sell, pursuant to Rule 144 under the Securities Act of 1933, as amended, more than 50,000 shares of his common stock during any calendar month from and after the effective date of this Agreement but all such resale restrictions shall be terminate on June 1, 2000. Cervantes may sell more than 50,000 shares in a private resale transaction provided such transferee or buyer agrees to legend the sold securities restricting them from resale until April 1, 2000.

         18. Cervantes agrees that for a period of three (3) years following the date of his execution of this Agreement, he will not engage in the direct marketing of golf equipment, accessories and apparel either personally or on behalf of any company, individual, or entity with whom he may be associated in any capacity as employee, partner, owner, stockholder, member, co-venturer, principal, agent, or otherwise within the United States, Canada and any U.S. territories without the written consent of GPD.



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         19. Cervantes further agrees that, for a period of three (3) years,
Cervantes shall not solicit business, not accept either solicited or unsolicited business, which relates to golf equipment, accessories and apparel for himself or for any company, individual, or entity with whom he may be associated as an employee, partner, owner, principal, agent, or other capacity, from any other person or entity who was an existing vendor or customer as of the date of Cervantes' execution of this Agreement without the written consent of GPD.

         20. Cervantes recognizes that GPD's employees are a valuable resource of GPD. Accordingly, Cervantes agrees that for a period of three (3) years after the execution of this Agreement, Cervantes will not, alone or in conjunction with others, solicit, induce or otherwise recruit any person who is as of the date of this Agreement an employee of GPD to leave GPD's employ.

         21. Cervantes understands that the provisions of paragraphs 10, 13, 17, 18, 19, 20 and 22 are material terms to this Agreement and that any breach of these provisions would result in irreparable harm and injury to GPD. Therefore, Cervantes agrees that a court may enjoin and restrain him from violating the terms of paragraphs 10, 13, 17, 18, 19, 20 and 22 without the necessity of posting a bond.

         22. Cervantes recognizes that in his capacity as an officer of GPD, he had access to Highly Confidential Business Information. "Highly Confidential Business Information" is defined as unique and extraordinary information obtained by Cervantes based solely on his position with GPD. Highly Confidential Business Information is not intended to include business information that is available in the public domain or information that was possessed by Cervantes prior to his employment with GPD. Cervantes agrees that he will not and has not, at any time, disclosed, reproduced, assigned or transferred to any person, firm, corporation or other business entity, except as required by law, any Highly Confidential Business Information concerning the business, finances, client affairs, business plans, strategies, methods, devices, apparatus, preparations, results from ongoing investigation by others, and present and future plans of GPD, its subsidiaries or any company formed or funded by GPD at any time for any reason or purpose whatsoever, without GPD's express written consent, nor shall Cervantes make use of any such Highly Confidential Business Information for his own purposes or for the benefit of any person, firm, corporation or other business entity, except GPD.

         23. PROVIDED NEITHER GPD NOR ANY SUBSIDIARY INSTITUTES AN ACTION AGAINST CERVANTES AND/OR HIS SPOUSE OTHER THAN FOR BREACH OF THIS AGREEMENT OR ANY CLAIM FOR EMBEZZLEMENT OF GPD CORPORATE FUNDS OR ASSETS, pursuant to the Older Worker Benefits Protection Act ("OWBPA"), Cervantes acknowledges that he waives his rights or claims only in exchange for consideration over and above any other benefits and payments to which he is otherwise entitled. The parties acknowledge that Cervantes has not been given at least twenty-one (21) days within which to consider this Agreement ("21-day consideration period"). PROVIDED NEITHER GPD NOR ANY SUBSIDIARY INSTITUTES AN ACTION AGAINST CERVANTES AND/OR HIS SPOUSE OTHER THAN FOR BREACH OF THIS AGREEMENT OR ANY CLAIM FOR EMBEZZLEMENT OF GPD CORPORATE FUNDS OR ASSETS, by signing this Agreement



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before the 21-day consideration period has expired, however, Cervantes certifies that by his own interest he freely, expressly and knowingly waives the 21-day consideration period required under OWBPA.

         24. Cervantes, and his Spouse, hereby for themselves, their marital community (if any), heirs, personal representatives and assigns, forever releases and discharges Player, Stone Pine, Bagley, Kucher, Friedland, the Shareholder Group and each of their successors, assigns, agents, affiliates, employees, attorneys, consultants, personal representatives, partners, officers, directors (excluding GPD and any Subsidiary) and each and every other person that is or might be liable, directly or indirectly, of and from any and all existing manner of claims, demands, causes of action and other claims for damages or relief, whether known or unknown at the time of the execution of this Agreement (except for any breach of this Agreement) from the beginning of the World to the date of these presents. Cervantes and his Spouse, hereby for themselves, their heirs, personal representatives and assigns forever covenant and agree not to commence for any reason whatsoever any legal or equitable proceeding against the Shareholder Group, Friedland, Stone Pine, Bagley, Kucher, Player and each of their successors, assigns agents, affiliates, employees, attorneys, consultants, partners, officers and directors (excluding GPD and any Subsidiary). It is the expressed understanding of the parties hereto that in consideration for the execution of this Agreement, Cervantes and his Spouse agree that they shall never commence as a shareholder, or otherwise, an action against Player, Stone Pine, Bagley, Kucher, Friedland and the Shareholder Group. The within releases in this Section 24 and covenant not to sue shall also apply to any corporation, partnership, limited liability company or other entity controlled by Cervantes and his Spouse.

         25. PROVIDED NEITHER GPD NOR ANY SUBSIDIARY INSTITUTES AN ACTION AGAINST CERVANTES AND/OR HIS SPOUSE OTHER THAN FOR BREACH OF THIS AGREEMENT OR ANY CLAIM FOR EMBEZZLEMENT OF GPD CORPORATE FUNDS OR ASSETS, Cervantes will not commence a claim, lawsuit, or other cause of action against GPD or the Subsidiaries arising under Title VII of the Civil Rights Acts of 1964, as amended; the Age Discrimination in Employment Act; the Americans with Disabilities Act; the Family and Medical Leave Act; the Employee Retirement Income Security Act ("ERISA") and any applicable state law equivalent of the foregoing federal statutes; or any other applicable federal, state or local statute.

         26. On the effectiveness of this Agreement, GPD shall forgive the principal plus interest of a certain loan made to Trilogy in the amount of $142,160.00 in March of 1996 that was made in lieu of fees payable to Trilogy for services rendered in connection with GPD's formation and the acquisition of Rhino Marketing, Inc. and financing activities. In addition, Mr. Cervantes hereby tenders 5,000 shares of his common stock that served as collateral for the loan for cancellation.

         27. Notwithstanding any provisions to the contrary contained in this Agreement, the parties acknowledge that Cervantes is a guarantor on certain corporate obligations set forth on Exhibit 27 attached hereto on behalf of GPD and the Subsidiaries (the "Guaranteed Obligations"). GPD hereby indemnifies and holds Cervantes harmless from any loss, liability, cost or expense (including attorneys fees) in connection with any action, lawsuit, proceeding or claim made against Cervantes for payment of the Guaranteed Obligations or enforcement of the guarantees. In the event



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that Cervantes is required to satisfy Guaranteed Obligations, he shall be subrogated to the rights of these creditors and shall not be precluded from commencing an action against GPD or the Subsidiaries, but not the other parties hereto, to reimburse him for any payments that he has made in connection with said corporate obligations of GPD and the Subsidiaries. Essentially Cervantes shall be subrogated to the rights of these creditors with respect to any claims against GPD and the Subsidiaries that he has in fact paid. In the event that GPD settles Guaranteed Obligations for less than the full amount of the stated claim, that has been guaranteed by Cervantes, GPD shall obtain a release in favor of Cervantes and the cancellation of his guarantee.

         28. Exhibit 28 identifies shares of common stock of GPD which the Board of Directors of GPD has authorized to be issued prior to the date hereof, for which the consideration therefor has been received by GPD, but which certificates have not been issued. Cervantes and GPD represent and warrant that these shares have been duly authorized by the Board of Directors. The Shareholder Group agrees that it has no objection to the issuance of the shares to Cervantes and Friedland as set forth on Exhibit 28.0 conditioned upon the issuance of the legal opinion described herein.

         29. In connection with the negotiation, preparation and execution of this Agreement during the past forty-five (45) days, GPD shall pay the legal fees of Gallagher, Briody & Butler plus disbursements. GPD acknowledges and represents that GPD has not been represented by the law firm of Gallagher, Briody & Butler or Thomas P. Gallagher but has, in fact, been represented by Saphier, Rein & Walden. GPD shall pay all legal fees and disbursements of Saphier, Rein & Walden for its representation of GPD in connection with the negotiation, preparation and execution of this Agreement. This is in addition to other legal fees owed by GPD to Saphier, Rein & Walden.

         30. All notices, demands or requests required or permitted by this Agreement shall be in writing and unless otherwise specified in the written notice by the respective parties or any of them, shall be sent to the parties at their respective addresses set forth in Exhibit 30.0.

         31. Each such notice, demand or request shall be sent by personal delivery, or by United States Mail registered or certified mail, return receipt requested, or by Federal Express or other similar overnight delivery service, postage prepaid or via fax, to its addressee at its address as set forth on
Exhibit 30.0. Each such notice, demand or request (i) if deposited in the U.S. Mail as provided above shall be deemed to have been received by its addressee on the third (3rd) business day after the day of mailing, (ii) if so deposited with Federal Express or another similar overnight delivery service in accordance with such service's requirements for delivery on the next business day, shall be deemed to have been received by its addressee on the next business day after the day of deposit, and (iii) if sent by fax, shall be deemed to have been received by its addressee on the next business day after being sent by fax. Any notice to a party hereto shall be deemed valid if sent to the address set forth in Exhibit 30 unless written notice is sent confirming a new address for a party hereto.

         32. Friedland, his heirs, personal representatives and assigns, forever releases and discharges Cervantes, his Spouse, Player, Stone Pine, Bagley, Kucher, the Shareholder Group, and each of the successors, assigns, agents, affiliates, employees, attorneys, consultants, personal representatives, partners, officers, directors and each and every other person that is or might be



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liable, directly or indirectly, of and from any and all existing manner of claims, demands, causes of action and other claims for damages or relief, whether known or unknown at the time of the execution of this Agreement, (except for any breach of this Agreement) from the beginning of the World to date of these presents. Friedland, as well as his heirs, personal representatives and assigns forever covenants and agrees not to commence for any reason whatsoever any legal or equitable proceeding against Cervantes, his Spouse, the Shareholder Group, Stone Pine, Bagley, Kucher, Player, and each of their successors, assigns agents, affiliates, employees, attorneys, consultants, partners, officers and directors. It is the expressed understanding of the parties hereto that in consideration for the execution of this Agreement, Friedland agrees that he shall never commence as a shareholder, or otherwise, an action against Cervantes, his Spouse, Player, Stone Pine, Bagley, Kucher or the Shareholder Group. The within release in this Section 32 and covenant not to sue shall also apply to any corporation, partnership, limited liability company or other entity controlled by Friedland. In addition, GPD agrees that it shall issue the shares set forth on Exhibit 28.0 to Friedland as well as reimburse him $15,000.00 for amounts that he has paid on behalf of GPD as well as unpaid directors fees which shall be paid within sixty (60) days of the effectiveness of this Agreement. The Friedland Indemnification Agreement shall remain in full force and effect after the effective date of this Agreement but will not cover any claims made under this Agreement.

         33. This Agreement shall become effective upon and only upon its execution and delivery by each party hereto. This Agreement represents the complete understanding among the parties hereto as to the subject matter hereof, and supersedes all prior negotiations, representations, guaranties, warranties, promises, statements or agreements, either written or oral, among them as to the same. This Agreement may be amended by and only by an instrument executed and delivered by each party hereto. No party hereto shall be deemed to have waived the exercise of any right which it holds hereunder unless such waiver is made expressly and in writing (and no delay or omission by any party hereto in exercising any such right shall be deemed a waiver of its future exercise). No such waiver made as to any instance involving the exercise of any such right shall be deemed a waiver as to any other such instance, or any other such right. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns hereunder.

         34. No determination by any court, governmental body or otherwise that any provision of this Agreement or any amendment hereof is invalid or unenforceable in any instance shall affect the validity or enforceability of (a) any other such provision, or (b) such provision in any circumstance not controlled by such determination. Each such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law except as provided herein.

         35. This Agreement is governed by and shall be construed under Delaware law and contains the entire agreement of the parties. If any provision of this Agreement is held to be invalid, void, or unenforceable for any reason, the remaining provisions of this Agreement shall continue in full force and effect without being impaired in any manner.

         36. This Agreement may be signed in counterparts and may be signed by facsimile. Once all of the counterpart signatures are affixed to this document, whether by original signature or by facsimile, it shall be deemed effective for all purposes.

         37. Cervantes and his Spouse as well as Friedland, the Shareholder Group, Kucher, Player, Bagley and Stone Pine acknowledges and agrees that the facts in respect to which any release is given pursuant to this Agreement may turn out to be other than or different than expected, and expressly, knowingly and voluntarily waives any and all benefits and rights granted pursuant to
Section 1542 of the Civil Code of the State of California with which section it is familiar and which section reads as follows:

                  "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known to him, must have materially affected his settlement with the debtor."

         38. Each party hereto understands and realizes that there may exist at this time claims herein released, the nature of which has not yet been discovered. It is expressly understood and agreed that the possibility that such claims exist has been explicitly taken into account in determining the consideration to be given for any releases contained herein and that a portion of that consideration, having been bargained for in full knowledge of the possibility of such unknown claims, was given in exchange for the releases contained herein.

         39. Each party hereto represents and warrants that no claim or right that is released or dismissed under this Agreement has been transferred, hypothecated, assigned or given away by that party prior to the date of this Agreement.

         40. Each of the parties represents, warrants and agrees as follows:

                  (a) Such party has received independent legal advice from attorneys of its choice with respect to the advisability of making this settlement and of entering into this Agreement. Prior to the execution of this Agreement, the attorneys for each party reviewed this Agreement at length and had an opportunity to make any desired changes and, accordingly, this Agreement shall not be construed adversely to the draftsmen thereof.

                  (b) Such party has made such investigation of the facts pertaining to this Agreement, and of all other matters related thereto, as such party deems necessary.

                  (c) This Agreement has been carefully read by, the contents hereof are known and understood by, and it is signed voluntarily by, each person executing this Agreement.

                  (d) Each person executing this Agreement on behalf of a party warrants and represents that he is fully authorized to do so and that his signature on this Agreement shall bind said party to the terms and provisions of this Agreement.

                  (e) This Agreement is intended to be final and binding and to be effective as a full and final accord and satisfaction of any and all disputes between the parties except as noted herein. Each party is relying upon the said finality of this Agreement as a material factor inducing said party's decision to settle said disputes.

                  (f) None of the claims settled hereby have been transferred or assigned to a third party.





             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement on the date indicated below.


GARY PLAYER DIRECT, INC.                    GARY PLAYER GROUP, INC.

By:/s/ Carl L. Casareto                     By:/s/ Marc Player
   --------------------------------            ---------------------------------
Title: Carl L. Casareto,                    Title:  C.E.O.
       Executive Vice President
Dated:  10/12/99                            Dated:  October 13, 1999
      -------------                               ---------------------

RHINO MARKETING, INC.                       GRAN PRIX MARKETING, INC.

By:/s/ Carl L. Casareto                     By:/s/ Carl L. Casareto
   --------------------------------            ---------------------------------
Title: Carl L. Casareto, President          Title: Carl L. Casareto, President
Dated:  10/12/99                            Dated:  10/12/99
      -------------                               -------------


GARY PLAYER GOLF EQUIPMENT                  G.P. DIRECT, INC.

By:/s/ Marc Player                          By:/s/ Carl L. Casareto
   --------------------------------            ---------------------------------
Title:  C.E.O.                              Title: Carl L. Casareto, President
Dated:  October 13, 1999                    Dated:  10/12/99
      ---------------------                       -------------


DIGITAL-GOLF.COM, INC.                      TRILOGY CAPITAL GROUP, INC.


By:/s/ Carl L. Casareto                     By:/s/ Alfonso J. Cervantes, Jr.
   --------------------------------            ---------------------------------
Title: Carl L. Casareto, President          Title:  President
Dated:  10/12/99                            Dated:  10/13/99
      -------------                               -------------


/s/ Alfonso J. Cervantes, Jr.               /s/ Robert J. Friedland
-----------------------------------         ------------------------------------
ALFONSO J. CERVANTES, JR.                   ROBERT J. FRIEDLAND
Dated:  10/13/99                            Dated:  10/12/99
      -------------                               -------------


/s/ Judith Cervantes
-----------------------------------
JUDITH CERVANTES
Dated:  10/13/99
      -------------

/s/ Thomas P. Gallagher                     /s/ William S. Schuler
-----------------------------------         ------------------------------------
THOMAS P. GALLAGHER, ESQ.                   WILLIAM S. SCHULER
Dated:  10/12/99                            Dated:  10/13/99
      -------------                               -------------


GALLAGHER, BRIODY & BUTLER                  /s/ Jeffrey Leach
                                            ------------------------------------
                                            JEFFREY LEACH
                                            Dated:  10/11/99
                                                  -------------

By:/s/ Thomas P. Gallagher
-----------------------------------
THOMAS P. GALLAGHER
Title:  Partner                             STONE PINE VENTURE LENDING,
Dated:  10/12/99                            LLC, and its Affiliates
      -------------

/s/ Ritch Gaiti                             By:/s/ James Paul Bagley
-----------------------------------         ------------------------------------
RITCH GAITI                                 J. PAUL BAGLEY, Individually and
Dated:  10/9/99                             on behalf of Stone Pine Venture
      -------------                         Lending, LLC
                                            Dated:  10/9/99
                                                  -------------


LAVA INVESTMENTS LIMITED
                                            /s/ Gary D. Kucher
                                            ------------------------------------
                                            GARY D. KUCHER
                                            Dated:  10/10/99
                                                  -------------

By:/s/ Roy Tashi
-----------------------------------
ROY TASHI
Dated:  8 October 1999
      -------------------

                                   EXHIBIT 3.0

                  MINUTES OF THE BOARD OF DIRECTORS APPOINTING
                    NEW DIRECTORS, APPROVAL OF AGREEMENT AND
                     APPROVAL OF INDEMNIFICATION AGREEMENTS

                                   EXHIBIT 6.0

                  STOCK OWNERSHIP OF CERVANTES AND DESCRIPTION
                                OF CONSIDERATION


ISSUED AND OUTSTANDING

         Description                        Date Issued                        No. of Shares
         -----------                        -----------                        -------------
         Founders shares                    Inception of Company               202,283
         Employee Compensation              February 22, 1999                   80,000
                                                                               -------
                  Subtotal - Exchanged at Merger                               282,283


TO BE ISSUED

         Directors Compensation             October 2, 1999                     40,000
         Compensation re: personal
           Guarantee of company debt        October 2, 1999                     50,000
                                                                               -------

                  Total                                                        372,283


TO BE CANCELLED                                                                  5,000

                  Net Shares of Cervantes                                      367,283
                                                                               =======

                                   EXHIBIT 6.1

                     PENDING OR THREATENED LITIGATION CLAIMS

1.       Ahuja, Monte
2.       Bergman, Murphy, Trebek
3.       Bridge Lenders (Defaults)
4.       California District Attorney's Office
5.       California State Labor Board
6.       Cancellieri, Jack
7.       Cardservice International
8.       Comstream International
9.       Cozier, Cliff
10.      Digital Telecommunications
11.      Direct Media
12.      Eaton Corporation
13.      EDD - State of California
14.      Frontier Telecommunications
15.      Fugro West
16.      Garcia, Diana
17.      GMAC
18.      Graffaloy, LP
19.      Guerin, Bruce
20.      Higgins Family Limited Partnership
21.      Holiday Inn
22.      IRS
23.      Krausman, Kent
24.      NEC
25.      Nissho Iwai and Affiliates
26.      Numerous Unsecured Creditors
27.      Packacquisition Corporation
28.      Pollet and Woodbury
29.      Sparks, Dana
30.      Stephenson
31.      Towbes
32.      Toyota Credit
33.      UPS
34.      Michael Woodward
35.      Henry Muir

36.      Poor Richards Press
37.      Viking Freight
38.      Marshall & Stevens
39.      Larry Harris
40.      Office Depot
41.      Williams
42.      State of California - Department of Justice
43.      Prime Time Sports TV
44.      Spalding and EvenFlo Companies





*        For Information Purposes Only

                                  EXHIBIT 11.0

                AMENDED LICENSE AGREEMENT BETWEEN PLAYER AND GPD

                        [TO BE DELIVERED POST-AGREEMENT]

                                  EXHIBIT 11.1

                     OUTSTANDING CLAIMS FOR UNPAID ROYALTIES
                    AND LICENSE FEES OF PLAYER OWING FROM GPD


The total amount outstanding as of September 30, 1999 as requested by Player is $474,225.59 plus $50,000.00 of expenses payable to Marc B. Player.

                                  EXHIBIT 11.2

               AMENDED ASSET PURCHASE AGREEMENT OF PLAYER AND GPD

                        [TO BE DELIVERED POST-AGREEMENT]

                                  EXHIBIT 16.0

                      MONIES OWING TO THE SHAREHOLDER GROUP
                                  BY CERVANTES


               1. Jeffrey Leach is owed $20,000.00 plus interest.

                                   EXHIBIT 27

                    OBLIGATIONS THAT CERVANTES HAS GUARANTEED
                                ON BEHALF OF GPD



1.       Bergman, Murphy, Trebek-loans
2.       Capital Fund Leasing, LLC-loan
3.       Cardservice International, Inc.-merchant account
4.       Richard Casey-bridge loan
5.       Michael Freilich, MD-bridge loan
6.       Tom Imming-bridge loan
7.       Mid-America Agency-bridge loan
8.       Andrew and Sally Pollet-loan
9.       Lava Investments, Roy Tashi-loan

                                   EXHIBIT 28

                       SHARES TO BE ISSUED BY GPD PRIOR TO
                              CERVANTES RESIGNATION

                                                                                        NUMBER
                                                                                        ------
                                                                                          OF
                                                                                          --
                  SHAREHOLDER                                                           SHARES
                  -----------                                                           ------
1.       Ace Investors, LLC                                                             25,000
         c/o Norman A. Kunin
         154 Abbey Road
         Santa Maria, CA 93455

2.       Alfonso J. Cervantes, Jr.                                                      90,000
         2100 N. Broadway, #234
         Santa Maria, CA 93454

3.       Andrew Furukawa                                                                 3,500*
         1213 Cobblestone Lane
         Santa Maria, CA 93454

4.       Brian H. McPhearson                                                             3,500*
         c/o Gary Player Direct, Inc.
         710 Aerovista Lane, Suite B
         San Luis Obispo, CA 93401

5.       Charles Motley                                                                  3,500*
         c/o Gary Player Direct, Inc.
         710 Aerovista Lane, Suite B
         San Luis Obispo, CA 93401

6.       Chris Avila                                                                     3,500*
         c/o Gary Player Direct, Inc.
         710 Aerovista Lane, Suite B
         San Luis Obispo, CA 93401

7.       Eric Hall                                                                       1,000
         c/o Gary Player Direct, Inc.
         710 Aerovista Lane, Suite B
         San Luis Obispo, CA 93401

8.       Hollander Family Trust                                                         10,000
         1610 Valley Meadow Place
         Encino, CA 91436

9.       Hyman Harris Irrevocable Trust                                                 10,000
         4140 Aleman Drive
         Tarzana, CA 91356

10.      James Zawacki                                                                     500
         3635 Foothill Road
         Santa Barbara, CA 93105

11.      Jerome Hollander                                                               10,000
         1610 Valley Meadow Place
         Encino, CA 91436

12.      John Martin Kealy                                                             150,000
         c/o The Brinton Group
         Liberty Square
         287 Silom Road
         Bangrak 10500
         Bangkok, Thailand

13.      Kenneth J. Richland IRA                                                        20,000
         18757 Hatteras Street, Suite 21
         Tarzana, CA 91356

14.      Kent Krausman                                                                  30,000
         6260 S. University Blvd.
         Littleton, CO 80121

15.      Larry Van Kirk                                                                  2,000
         c/o Gary Player Direct, Inc.
         710 Aerovista Lane, Suite B
         San Luis Obispo, CA 93401

16.      Michael I. Freilich                                                            25,000
         8737 Beverly Blvd.
         Los Angeles, CA 90048

17.      Mid-America Agency, Inc.                                                       40,000
         52 Maryland Plaza
         St Louis, MO 63180

18.      Monte Stern                                                                    20,000
         4219 Valley Meadow Road
         Encino, CA 91436

19.      Nick Chamberlain                                                                3,500*
         c/o Gary Player Direct, Inc.
         710 Aerovista Lane, Suite B
         San Luis Obispo, CA 93401

20.      Patrick Beck                                                                    3,500*
         Highway #1, I-134
         Oceano, CA 93455

21.      Richard Casey                                                                  25,000
         232 N. Kingshighway
         St. Louis, MO 63108

22.      Robert J. Friedland                                                            80,000
         380 S. San Rafael Avenue
         Pasadena, CA 91105

23.      Robert Weingarten                                                               5,000
         5439 Lock Hurst Drive
         Woodland Hills, CA 91367

24.      Roger Armstrong                                                                 2,000*
         c/o Gary Player Direct, Inc.
         710 Aerovista Lane, Suite B
         San Luis Obispo, CA 93401

25.      Sheldon I. Silver                                                               3,000
         3670 Reina Court
         Calabasas, CA 91302

26.      Thomas P. Gallagher                                                            60,000
         c/o Gallagher, Briody & Butler
         212 Carnegie Center, Suite 402
         Princeton, NJ 08540

27.      Thomas P. Gallagher                                                            43,710
         c/o Gallagher, Briody & Butler
         212 Carnegie Center, Suite 402
         Princeton, NJ 08540

28.      Ritch Gaiti                                                                    16,000
         559 Provinceline Road
         Hopewell, NJ 08525

29.      Ritch Gaiti                                                                    11,365
         559 Provinceline Road
         Hopewell, NJ 08525

30.      William Schuler                                                                24,000
         Schuler Associates
         41 Tamarack Circle
         Skillman, NJ 08558

31.      William Schuler                                                                17,484
         Schuler Associates
         41 Tamarack Circle
         Skillman, NJ 08558

32.      Tamara Toohey                                                                   3,500*
         3860 S. Higuera, B-21
         San Luis Obispo, CA 93401

33.      Tom Imming                                                                      5,000
         3120 San Fernado Road
         Atascadero, CA 93420

34.      Roy Tashi/Lava Investments                                                     20,000
         Level 50, 101 Collins Street
         Melbourne, Victoria 3000
         Australia

35.      Cliff Cozier                                                                   50,000
         Cozier & Associates, P.C.
         7430 E. Caley Avenue, Suite 100
         Englewood, CO 80111

36.      Robert Rein, Esq.                                                              50,000
         Saphier, Rein & Walden
         1901 Avenue of the Stars
         Suite 1060
         Los Angeles, CA 90067

*  Note:  Conditioned upon nine months continuous employment.

                                  EXHIBIT 30.0
                            ADDRESSES OF ALL PARTIES



Alfonso J. Cervantes, Jr.                     Gallagher, Briody & Butler
2100 North Broadway                           212 Carnegie Center, Suite 402
#234                                          Princeton, NJ   08540
Santa Maria, CA  93454

Robert J. Friedland                           William S. Schuler
380 S. San Rafael Avenue                      Schuler Associates
Pasadena, CA   91105                          41 Tamarack Circle
                                              Skillman, NJ  08558


Gary Player Direct, Inc.                      Ritch Gaiti
710 Aerovista, Suite B                        559 Provinceline Road
San Luis Obispo, CA  93401                    Hopewell, NJ  08525

Rhino Marketing, Inc.                         Jeffrey Leach
710 Aerovista, Suite B                        Stone Pine Investment Banking
San Luis Obispo, CA  93401                    31 South Street, Suite 201
                                              Morristown, NJ   07960


G. P. Direct, Inc.                            Roy Tashi
710 Aerovista, Suite B                        Lava Investments Limited
San Luis Obispo, CA   93401                   Level 50, 101 Collins Street
                                              Melbourne, Victoria  3000
                                              Australia

Gran Prix Marketing, Inc.                     Gary Player Golf Equipment Company
710 Aerovista, Suite B                        3930 RCA Boulevard, Suite 3001
San Luis Obispo, CA  93401                    Palm Beach Gardens, FL   33410


Thomas P. Gallagher                           The Gary Player Group
Gallagher, Briody & Butler                    3930 RCA Boulevard, Suite 3001
212 Carnegie Center, Suite 402                Palm Beach Gardens, FL   33410
Princeton, NJ   08540

Gary K. Kucher                                Digital-Golf.com, Inc.
Investors Capital Enterprises                 710 Aerovista, Suite B
10660 Wilshire Blvd., Suite 1504              San Luis Obispo, CA  93401
Los Angeles, CA   90024

Stone Pine Venture Lending, LLC               J. Paul Bagley
410 17th Street, Suite  400                   410 17th Street, Suite 400
Denver, CO   80202                            Denver, CO   80202